**EXHIBIT V**

# EIB GROUP

## CONSOLIDATED BALANCE SHEET AS AT 30 JUNE 2008 (in EUR '000)

| *ASSETS* | | 30.06.2008 (*Unaudited*) | | 31.12.2007 |
|---|---|---|---|---|
| 1. Cash in hand, balances with central banks and post office banks | | 512 | | 27 318 |
| 2. Treasury bills eligible for refinancing with central banks | | 2 131 394 | | 2 273 135 |
| 3. Loans and advances to credit institutions | | | | |
| a) repayable on demand | 318 617 | | 286 263 | |
| b) other loans and advances | 22 188 932 | | 15 816 580 | |
| c) loans (Note B) | 110 571 068 | | 112 323 909 | |
| | | 133 078 617 | | 128 426 752 |
| 4. Loans and advances to customers | | | | |
| a) loans (Note B) | 160 169 832 | | 156 435 308 | |
| b) specific provisions | - 17 500 | | - 37 050 | |
| | | 160 152 332 | | 156 398 258 |
| 5. Debt securities including fixed-income securities | | | | |
| a) issued by public bodies | 578 851 | | 580 386 | |
| b) issued by other borrowers | 13 257 726 | | 10 435 661 | |
| | | 13 836 577 | | 11 016 047 |
| 6. Shares and other variable-yield securities | | 2 105 570 | | 2 078 830 |
| 7. Intangible assets | | 4 241 | | 3 972 |
| 8. Property, furniture and equipment | | 307 647 | | 285 720 |
| 9. Other assets | | | | |
| a) sundry debtors | 120 457 | | 145 445 | |
| b) positive replacement values | 8 364 566 | | 9 060 783 | |
| | | 8 485 023 | | 9 206 228 |
| 10. Subscribed capital and receivable reserves, called but not paid | | 748 539 | | 1 061 503 |
| 11. Prepayments and accrued income | | 22 194 | | 30 658 |
| TOTAL ASSETS | | 320 872 646 | | 310 808 421 |

| *LIABILITIES* | | 30.06.2008 (*Unaudited*) | | 31.12.2007 |
|---|---|---|---|---|
| 1. Amounts owed to credit institutions | | | | |
| a) with agreed maturity dates or periods of notice | 419 165 | | 341 757 | |
| | | 419 165 | | 341 757 |
| 2. Debts evidenced by certificates (Note C) | | | | |
| a) debt securities in issue | 261 242 241 | | 259 280 003 | |
| b) others | 846 173 | | 892 400 | |
| | | 262 088 414 | | 260 172 403 |
| 3. Other liabilities | | | | |
| a) sundry creditors | 1 645 627 | | 1 429 085 | |
| b) sundry liabilities | 30 357 | | 37 457 | |
| c) negative replacement values | 19 275 186 | | 12 945 900 | |
| | | 20 951 170 | | 14 412 442 |
| 4. Accruals and deferred income | | 257 851 | | 270 724 |
| 5. Provisions | | | | |
| a) pension plans and health insurance scheme | 994 871 | | 1 038 545 | |
| | | 994 871 | | 1 038 545 |
| TOTAL LIABILITIES | | 284 711 471 | | 276 235 871 |
| 6. Capital | | | | |
| - Subscribed | 164 808 169 | | 164 808 169 | |
| - Uncalled | - 156 567 760 | | - 156 567 760 | |
| | | 8 240 409 | | 8 240 409 |
| 7. Consolidated reserves | | | | |
| a) reserve fund | 16 480 817 | | 16 480 817 | |
| b) additional reserves | 5 359 907 | | 6 067 178 | |
| | | 21 840 724 | | 22 547 995 |
| 8. Funds allocated to structured finance facility | | 2 750 000 | | 1 250 000 |
| 9. Funds allocated to venture capital operations | | 1 764 305 | | 1 690 940 |
| 10. Profit for the period | | 1 565 737 | | 843 206 |
| TOTAL EQUITY | | 36 161 175 | | 34 572 550 |
| TOTAL LIABILITIES & EQUITY | | 320 872 646 | | 310 808 421 |

## CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE PERIOD ENDED 30 JUNE 2008
in EUR '000

| | | 30.06.2008 (Unaudited) | | 30.06.2007 (Unaudited) | | 31.12.2007 |
|---|---|---|---|---|---|---|
| 1. Interest and similar income | | 7 249 293 | | 6 598 367 | | 14 051 950 |
| 2. Interest expense and similar charges | | - 6 215 062 | | - 5 703 265 | | - 12 188 607 |
| 3. Income from shares and other variable-yield securities | | 12 171 | | 11 950 | | 68 247 |
| 4. Fee and commission income | | 37 780 | | 34 047 | | 85 924 |
| 5. Fee and commission expense | | - 83 | | - 896 | | - 1 842 |
| 6. Result on financial operations | | 699 211 | | - 337 430 | | - 676 792 |
| 7. Other operating income | | 15 328 | | 11 903 | | 26 526 |
| 8. General administrative expenses | | - 171 306 | | - 159 518 | | - 365 980 |
| a) staff costs | - 135 479 | | - 125 302 | | - 280 100 | |
| b) other administrative costs | - 35 827 | | - 34 216 | | - 85 880 | |
| 9. Depreciation and amortisation | | - 10 873 | | - 10 329 | | - 20 027 |
| a) intangible assets | - 604 | | - 1 799 | | - 2 984 | |
| b) tangible assets | - 10 269 | | - 8 530 | | - 17 043 | |
| 10. Credit loss expense | | 3 139 | | 292 | | - 17 465 |
| 11. Reversal of impairment losses / (Impairment losses) on shares and other variable-yield securities | | - 53 861 | | 26 365 | | - 118 728 |
| **12. Profit for the period / year** | | **1 565 737** | | **471 486** | | **843 206** |

Statement of movements in consolidated own funds (in EUR '000)

| For the half year ended 30 June 2008 | Subscribed capital | Callable capital | Fund for general banking risks (**) | Funds allocated to Structured Finance Facility | Funds allocated to venture capital operations | Reserve fund | Additional Reserves | | Profit for the period before appropriation | Total consolidated own funds |
|---|---|---|---|---|---|---|---|---|---|---|
| | | | | | | | Other | AFS reserve | | |
| **At 31 December 2006** | **163 653 737** | **-155 471 050** | **975 000** | **1 250 000** | **1 663 824** | **16 365 374** | **2 153 816** | **357 526** | **2 259 612** | **33 207 839** |
| Contribution of Bulgaria and Romania on 01.01.07 (***) | 1 154 432 | -1 096 710 | 0 | 0 | 0 | 115 443 | 57 489 | 0 | 0 | 230 654 |
| Appropriation of prior year's profit | 0 | 0 | - 975 000 | 0 | 0 | 0 | 3 234 612 | 0 | -2 259 612 | 0 |
| Transfer from additional reserves | 0 | 0 | 0 | 0 | 27 116 | 0 | - 27 116 | 0 | 0 | 0 |
| Changes in fair value during the year | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 290 851 | 0 | 290 851 |
| Net profit for the year | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 843 206 | 843 206 |
| **At 31 December 2007** | **164 808 169** | **-156 567 760** | **0** | **1 250 000** | **1 690 940** | **16 480 817** | **5 418 801** | **648 377** | **843 206** | **34 572 550** |
| Appropriation of prior year's profit | 0 | 0 | 0 | 1 500 000 | 0 | 0 | - 656 794 | 0 | - 843 206 | 0 |
| Transfer from additional reserves (*) | 0 | 0 | 0 | 0 | 73 365 | 0 | - 73 365 | 0 | 0 | 0 |
| Changes in fair value during the half year | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 22 888 | 0 | 22 888 |
| Net profit for the half year | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 0 | 1 565 737 | 1 565 737 |
| **At 30 June 2008** | **164 808 169** | **-156 567 760** | **0** | **2 750 000** | **1 764 305** | **16 480 817** | **4 688 642** | **671 265** | **1 565 737** | **36 161 175** |

(*) An amount of EUR'000 73 365 resulting from the value adjustments on venture capital operations at 31 December 2007 has been transferred from the Additional Reserves to the Funds allocated to venture capital operations.
(**) Before appropriation of current year profit.
(***) As at 1 January 2007, the subscribed capital increased from EUR'000 163 653 737 to EUR'000 164 808 169, by virtue of the contributions of two new Member States: Bulgaria and Romania. As a consequence of this capital increase, the two new Member States contributed to their share of Paid-in capital (EUR'000 57 722), and also their share of the Reserves and General Provisions (EUR'000 172 932) for the amounts outstanding as of 31 December 2006.

## CONSOLIDATED CASH FLOW STATEMENT AS AT 30 JUNE 2008

in EUR '000

| | | 30.06.2008 (Unaudited) | 30.06.2007 (Unaudited) |
|---|---|---|---|
| **A.** | **Cash flows from operating activities :** | | |
| | Profit for the half year | 1 565 737 | 471 486 |
| | Adjustments : | | |
| | Unwinding of the discount relating to capital and reserve called, but not paid in | - 16 863 | - 23 726 |
| | Depreciation and amortisation on tangible and intangible assets | 10 873 | 10 329 |
| | Impairment losses on venture capital operations | 53 861 | - 5 308 |
| | Decrease/Increase in accruals and deferred income | - 12 873 | 184 |
| | Decrease/Increase in prepayments and accrued income | 14 283 | - 4 456 |
| | Investment portfolio amortisation | - 3 423 | - 6 916 |
| | Changes in replacement values on derivatives others than those associated with borrowings and loans | - 1 703 382 | 2 283 163 |
| | Profit on operating activities : | **- 91 787** | **2 724 756** |
| | Net loans disbursements | - 17 652 542 | - 16 355 429 |
| | Repayments | 10 251 638 | 7 571 882 |
| | Effects of exchange rate changes on loans | 4 680 934 | 1 432 612 |
| | Increase in prepayments and accrued income on loans | - 34 903 | - 158 380 |
| | Adjustment of loans (fair value option) | 773 191 | 1 766 571 |
| | Changes in replacement values on derivatives associated with loans | - 702 893 | - 1 668 202 |
| | Increase/Decrease in operational portfolio | - 87 035 | 1 023 071 |
| | Increase in venture capital operations | - 35 716 | - 78 724 |
| | Impairment losses on loans and advances | - 19 550 | - 61 603 |
| | Increase in shares and other variable-yield securities | - 8 711 | - 52 903 |
| | Decrease/Increase in other assets | 24 988 | - 20 805 |
| | Increase in other liabilities | 161 509 | 196 920 |
| | **Net cash from operating activities** | **- 2 740 877** | **- 3 680 234** |
| **B.** | **Cash flows from investing activities :** | | |
| | Securities matured during the period | 172 483 | 165 370 |
| | Purchases of securities | 0 | - 2 086 |
| | Increase in asset backed securities | - 377 028 | - 538 605 |
| | Purchase of property, furniture and equipment | - 32 196 | - 32 119 |
| | Purchase of intangible fixed assets | - 873 | - 502 |
| | **Net cash from investing activities** | **- 237 614** | **- 407 942** |
| **C.** | **Cash flows from financing activities :** | | |
| | Issue of borrowings | 40 291 873 | 26 738 094 |
| | Redemption of borrowings | - 19 614 876 | - 18 950 734 |
| | Effects of exchange rate changes on borrowings and swaps | - 5 243 671 | - 3 831 661 |
| | Adjustment of borrowings (fair value option) | - 5 579 786 | - 6 972 046 |
| | Changes in replacement values on derivatives associated with borrowings | 6 323 483 | 6 309 397 |
| | Decrease in accrual and deferred income on borrowings and swaps | 112 337 | 61 821 |
| | Paid in by Member States | 329 827 | 83 813 |
| | Decrease/Increase in commercial paper | - 4 941 569 | 2 159 786 |
| | Increase in amounts owed to credit institutions | 77 408 | 371 958 |
| | **Net cash from financing activities** | **11 755 026** | **5 970 428** |
| | **Summary statement of cash flows** | | |
| | Cash and cash equivalents at 1st January | 18,322,348 | 18 296 391 |
| | Net cash from : | | |
| | (1) operating activities | - 2 740 877 | - 3 680 234 |
| | (2) investing activities | - 237 614 | - 407 942 |
| | (3) financing activities | 11 755 026 | 5 970 428 |
| | Cash and cash equivalents at 30th June | **27 098 883** | **20 178 643** |
| | **Cash analysis** | | |
| | Cash in hand, balances with central banks and post office banks | 512 | 10 148 |
| | Bills maturing within three months of issue | 4 590 822 | 6 360 149 |
| | Loans and advances to credit institutions : | | |
| | -accounts repayable on demand | 318 617 | 287 576 |
| | -term deposit accounts | 22 188 932 | 13 520 770 |
| | | **27 098 883** | **20 178 643** |

## NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

### NOTE A Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the European Investment Bank (the "Bank") as at June 30, 2008 do not include all of the information and footnotes required for complete financial statements. The financial statements as at and for the periods ended June 30, 2008 and December 31, 2007 are prepared on a consolidated basis.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The profit for the six-month period ended June 30, 2008 is not necessarily indicative of the results that may be expected for the year ended December 31, 2008.

The unaudited condensed consolidated financial statements as at and for the periods ended June 30, 2008 and the financial statements as at and for the year ended December 31, 2007 were prepared in accordance with International Financial Reporting Standards (IFRS) as endorsed by the EU.

For further information, refer to the financial statements and footnotes thereto included in the Bank's annual report for the year ended December 31, 2007.

### NOTE B Summary Statement of Loans (in Eur '000)

| | Loans granted | | |
|---|---|---|---|
| Analysis of aggregate loans granted (before specific provisions) | to intermediary credit institutions | directly to final beneficiaries | Total |
| - Disbursed portion | 110,571,068 | 160,169,832 | 270,740,900 |
| - Undisbursed portion | 12,350,550 | 42,339,703 | 54,690,253 |
| Aggregate loans granted | 122,921,618 | 202,509,535 | 325,431,153 |

### NOTE C Debts evidenced by certificates

[See following page for summary statement of debts evidenced by certificates.]

**NOTE D EIF capital increase and commitment to purchase the remaining EIF shares at a fixed price**

**EIF capital increase**

As at 30 June 2008, the subscribed capital of the EIF has increased from EUR 2.77 billion to EUR 2.865 billion. The percentage holding of the Bank in the EIF has decreased from 65.78% at the end of December 2007 to 63.60% at the end of June 2008.
At the EIF Annual General Meeting of Shareholders held on the 7 May 2007, it was decided to issue 1000 new shares, identical to the 2000 existing ones (nominal value EUR 1 million each, paid in ratio of 20%) between the 30 June 2007 and 30th June 2010. Out of the 1000 new shares, 865 were subscribed as at the 30th of June 2008. The Bank has decided to subscribe 609 new shares on the 30 June 2007.
By the 30th June 2010, all shares not subscribed by the other shareholders will be subscribed by the Bank.

**Commitment to purchase the remaining EIF shares at a fixed price**

Under the terms of the Replacement Share Purchase Undertaking, the EIB is offering to buy the remaining subscribed shares from the EIF's other shareholders on the June 30, 2008 for a price of EUR 348,449.56 per share. The latter corresponds to the part of each share in the called capital of EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit brought forward and the profit of the year. Given that the dividend for the year will still be due to the other shareholders, the dividend decided will be deducted from the, thus obtained, price. The agreed formula is being applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised.

**NOTE E Commitments, Contingent Liabilities and other memorandum items**
[See following pages for summary statement of commitments and contingent liabilities.]

## NOTE C - SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2008 (IN EUR '000)

| | BORROWINGS | | | | | CURRENCY SWAPS | | NET AMOUNT | |
|---|---|---|---|---|---|---|---|---|---|
| | | | | | | RECEIVABLE | | | |
| PAYABLE IN | OUTSTANDING AT 31.12.2007 | AVERAGE RATE | OUTSTANDING AT 30.06.2008 | AVERAGE RATE | DUE DATES | 31.12.2007 | 30.06.2008 | OUTSTANDING AT 31.12.2007 | OUTSTANDING AT 30.06.2008 |
| EUR | 108 548 588 | 4.04 | 105 648 325 | 3.96 | 2008/2057 | 1 667 912 - | 1 691 205 - | 104 880 676 | 103 957 120 |
| GBP | 59 387 205 | 5.21 | 61 248 744 | 5.17 | 2008/2054 | 18 302 492 - | 20 034 247 - | 41 084 713 | 41 214 497 |
| DKK | 536 315 | 2.86 | 536 344 | 2.86 | 2010/2026 | 0 | 0 | 536 315 | 536 344 |
| SEK | 1 851 401 | 4.24 | 1 975 122 | 4.27 | 2008/2028 | 636 175 - | 634 240 - | 1 215 226 | 1 340 882 |
| CZK | 952 562 | 5.09 | 1 042 991 | 5.02 | 2008/2030 | 159 606 - | 0 | 792 956 | 1 042 991 |
| HUF | 1 062 153 | 7.17 | 868 623 | 7.27 | 2008/2015 | 648 327 - | 426 878 - | 413 826 | 441 745 |
| PLN | 662 295 | 6.05 | 711 435 | 5.80 | 2008/2026 | 107 854 - | 115 649 - | 554 441 | 595 786 |
| BGN | 181 511 | 5.35 | 255 650 | 6.07 | 2009/2013 | 181 511 - | 255 650 - | 0 | 0 |
| MTL | 23 294 | 3.80 | 0 | 0.00 | | 23 294 - | 0 | 0 | 0 |
| SKK | 121 261 | 4.79 | 142 196 | 4.81 | 2012/2028 | 0 | 0 | 121 261 | 142 196 |
| RON | 83 155 | 7.00 | 82 384 | 7.00 | 2014/2014 | 83 155 - | 82 384 - | 0 | 0 |
| USD | 58 410 692 | 4.52 | 60 971 538 | 4.14 | 2008/2045 | 25 074 313 - | 33 293 358 - | 33 336 379 | 27 678 180 |
| CHF | 2 955 218 | 2.75 | 3 408 695 | 2.71 | 2009/2036 | 1 525 956 - | 2 058 421 - | 1 429 262 | 1 350 274 |
| JPY | 6 982 434 | 1.51 | 7 588 565 | 1.14 | 2008/2047 | 6 814 744 - | 7 456 385 - | 167 690 | 132 180 |
| NOK | 760 241 | 4.67 | 973 904 | 4.39 | 2008/2025 | 508 922 - | 786 615 - | 251 319 | 187 289 |
| CAD | 976 045 | 4.92 | 896 320 | 4.88 | 2008/2045 | 906 836 - | 824 184 - | 69 209 | 72 136 |
| AUD | 4 026 888 | 5.61 | 6 011 171 | 5.86 | 2009/2021 | 4 026 888 - | 6 011 171 - | 0 | 0 |
| HKD | 334 498 | 5.09 | 149 666 | 5.40 | 2008/2019 | 203 836 - | 149 666 - | 130 662 | 0 |
| NZD | 3 369 954 | 6.62 | 3 366 130 | 6.89 | 2008/2017 | 3 369 954 - | 3 366 130 - | 0 | 0 |
| ZAR | 1 167 340 | 8.53 | 1 236 221 | 8.67 | 2008/2018 | 726 625 - | 837 579 - | 440 715 | 398 642 |
| MXN | 61 772 | 8.63 | 91 260 | 8.84 | 2009/2015 | 61 772 - | 91 260 - | 0 | 0 |
| TWD | 255 830 | 0.33 | 190 297 | 1.42 | 2008/2013 | 255 830 - | 190 297 - | 0 | 0 |
| TRY | 2 659 580 | 14.14 | 2 690 782 | 14.22 | 2008/2022 | 2 659 580 - | 2 651 968 - | 0 | 38 814 |
| ISK | 739 935 | 8.38 | 518 259 | 8.46 | 2008/2011 | 739 935 - | 518 259 - | 0 | 0 |
| RUB | 111 154 | 6.50 | 142 093 | 6.60 | 2011/2017 | 111 154 - | 142 093 - | 0 | 0 |
| Fair value option adjustment (IAS 39) | 5 951 082 | | 1 341 699 | | | | | | |
| **TOTAL** | **260 172 403** | | **262 088 414** | | | | | | |

**The redemption of certain borrowings is indexed to stock exchange indexes (historical value : EUR 828 million as at 30.06.08 and EUR 600 million as at 31.12.07). All such borrowings are hedged in full through swap operations.**

## NOTE E - Commitments, Contingent Liabilities and other memorandum items (in EUR '000)

| | | 30.06.2008 | | 31.12.2007 |
|---|---|---|---|---|
| **Commitments** | | | | |
| **- EBRD capital** | | | | |
| . uncalled | | 442 500 | | 442 500 |
| **- Undisbursed loans** | | | | |
| . credit institutions (Note B) | 12 350 550 | | 12 341 869 | |
| . customers (Note B) | 42 339 703 | | 41 264 752 | |
| | | 54 690 253 | | 53 606 621 |
| - Undisbursed venture capital operations | | 1 279 127 | | 1 420 516 |
| - Undisbursed infrastructure funds | | 209 122 | | 233 620 |
| - Undisbursed investment funds | | 152 929 | | 95 000 |
| **Guarantees:** | | | | |
| - In respect of loans granted by third parties | | 3 847 415 | | 3 757 557 |
| - In respect of venture capital operations | | 20 224 | | 15 463 |
| **Fiduciary operations** | | 7 782 955 | | 7 700 241 |
| **Assets held on behalf of third parties** | | | | |
| - CIP/SMEG 2007 | 93 295 | | 35 256 | |
| - CIP/GIF 2007 | 81 217 | | 36 448 | |
| - SME Guarantee Facility | 72 285 | | 71 686 | |
| - European Technology Facility | 28 207 | | 28 510 | |
| - Map Equity | 80 134 | | 91 773 | |
| - Guarantee Fund treasury management | 1 030 172 | | 1 152 974 | |
| - Investment Facility - Cotonou | 1 064 418 | | 1 077 418 | |
| - Map Guarantee | 99 224 | | 118 671 | |
| - Seed Capital Action | 185 | | 186 | |
| - Preparatory Action | 0 | | 17 | |
| - Special Section | 1 667 559 | | 1 785 151 | |
| - RSFF | 120 848 | | 132 154 | |
| - EU-Africa | 90 147 | | 41 549 | |
| - HIPC | 93 708 | | 43 221 | |
| - FEMIP | 32 880 | | 32 911 | |
| - LGTT | 45 569 | | 0 | |
| - FP7 Guarantee Fund | 109 368 | | 0 | |
| - BWMI | 5 | | 19 | |
| | | 4 709 221 | | 4 648 142 |
| **Special deposits for service of borrowings** | | 118 605 | | 129 428 |
| **Interest-rate swap and deferred rate-setting contracts** | | 268 824 113 | | 249 510 574 |
| **Currency swap contracts payable** | | 101 614 873 | | 80 992 893 |
| **Currency swap contracts receivable** | | 92 477 359 | | 75 549 044 |
| **Credit default swaps** | | 136 355 | | 97 843 |
| **Put option granted to EIF minority shareholders (Note D)** | | 363 433 | | 319 045 |
| **Borrowings arranged but not yet signed** | | 388 583 | | 401 574 |
| **Swaps arranged but not yet signed** | | 4 693 | | 94 |
| **Securities lent** | | 651 747 | | 936 629 |
| **Future contracts** | | 415 175 | | 419 307 |
| **FX Forwards** | | 291 555 | | 245 330 |
| **Overnight indexed swaps** | | 0 | | 6 000 000 |

# EIB

## BALANCE SHEET AS AT 30 JUNE 2008 (in EUR '000)

| *ASSETS* | | 30.06.2008 (*Unaudited*) | | 31.12.2007 |
|---|---|---|---|---|
| **1. Cash in hand, balances with central banks and post office banks** | | 512 | | 27 318 |
| **2. Treasury bills eligible for refinancing with central banks** | | 2 007 042 | | 2 126 591 |
| **3. Loans and advances to credit institutions** | | | | |
| a) repayable on demand | 246 538 | | 264 388 | |
| b) other loans and advances | 21 801 673 | | 15 476 020 | |
| c) loans (Note B) | 109 704 979 | | 111 215 441 | |
| | | 131 753 190 | | 126 955 849 |
| **4. Loans and advances to customers** | | | | |
| a) loans (Note B) | 159 452 830 | | 155 222 398 | |
| b) specific provisions | - 22 000 | | - 41 550 | |
| | | 159 430 830 | | 155 180 848 |
| **5. Debt securities including fixed-income securities** | | | | |
| a) issued by public bodies | 451 588 | | 451 974 | |
| b) issued by other borrowers | 12 914 864 | | 10 068 851 | |
| | | 13 366 452 | | 10 520 825 |
| **6. Shares and other variable-yield securities** | | 1 395 993 | | 1 395 686 |
| **7. Participating interests** (Note C) | | 479 272 | | 479 272 |
| **8. Intangible assets** | | 4 241 | | 3 972 |
| **9. Property, furniture and equipment** | | 301 844 | | 280 257 |
| **10. Other assets** | | | | |
| a) sundry debtors | 106 121 | | 125 211 | |
| | | 106 121 | | 125 211 |
| **11. Subscribed capital and receivable reserves, called but not paid** | | 774 982 | | 1 104 809 |
| **12. Prepayments and accrued income** | | 3 134 413 | | 3 653 733 |
| | | 312 754 892 | | 301 854 351 |

| *LIABILITIES* | | 30.06.2008 (*Unaudited*) | | 31.12.2007 |
|---|---|---|---|---|
| **1. Amounts owed to credit institutions** | | | | |
| a) with agreed maturity dates or periods of notice | 418 920 | | 341 718 | |
| | | 418 920 | | 341 718 |
| **2. Debts evidenced by certificates** (Note D) | | | | |
| a) debt securities in issue | 259 900 542 | | 253 328 921 | |
| b) others | 846 173 | | 892 400 | |
| | | 260 746 715 | | 254 221 321 |
| **3. Other liabilities** | | | | |
| a) sundry creditors | 1 329 096 | | 1 141 002 | |
| b) sundry liabilities | 13 894 | | 16 838 | |
| c) foreign exchange neutralization on currency swap contracts | 9 160 694 | | 5 458 234 | |
| | | 10 503 684 | | 6 616 074 |
| **4. Accruals and deferred income** | | 4 586 502 | | 5 030 476 |
| **5. Provisions for liabilities and charges** | | | | |
| a) pension plans and health insurance scheme | 1 047 196 | | 1 097 574 | |
| b) provision for guarantees issued in respect of venture capital operations | 5 781 | | 5 781 | |
| | | 1 052 977 | | 1 103 355 |
| **6. Capital** | | | | |
| - Subscribed | 164 808 169 | | 164 808 169 | |
| - Uncalled | - 156 567 760 | | - 156 567 760 | |
| | | 8 240 409 | | 8 240 409 |
| **7. Reserves** | | | | |
| a) reserve fund | 16 480 817 | | 16 480 817 | |
| b) additional reserves | 5 305 876 | | 5 245 781 | |
| | | 21 786 693 | | 21 726 598 |
| **8. Funds allocated to structured finance facility** | | 2 750 000 | | 1 250 000 |
| **9. Funds allocated to venture capital operations** | | 1 764 305 | | 1 690 940 |
| **10. Profit for the period** | | 904 687 | | 1 633 460 |
| | | 312 754 892 | | 301 854 351 |

| *OFF-BALANCE-SHEET ITEMS* | | 30.06.2008 (*Unaudited*) | | 31.12.2007 |
|---|---|---|---|---|
| **Commitments** | | | | |
| - EBRD capital | | | | |
| · uncalled | | 442 500 | | 442 500 |
| - EIF capital | | | | |
| · uncalled | | 1 457 600 | | 1 457 600 |
| - Undisbursed loans | | | | |
| · credit institutions (Note B) | 12 350 550 | | 12 341 869 | |
| · customers (Note B) | 42 339 703 | | 41 264 752 | |
| | | 54 690 253 | | 53 606 621 |
| - Undisbursed venture capital operations | | 1 130 318 | | 1 252 992 |
| - Undisbursed infrastructure funds | | 209 122 | | 233 620 |
| - Undisbursed investment funds | | 152 929 | | 95 000 |
| **Guarantees** | | | | |
| - In respect of loans granted by third parties | | 373 765 | | 149 779 |
| - In respect of venture capital operations | | 20 224 | | 15 463 |
| **EIF treasury management** | | 785 673 | | 799 946 |
| **Guarantee Fund treasury management** | | 1 030 172 | | 1 152 974 |

| *OFF-BALANCE-SHEET ITEMS* | 30.06.2008 (*Unaudited*) | 31.12.2007 |
|---|---|---|
| **Special deposits for service of borrowings** | 118 605 | 129 428 |
| **Nominal value of interest rate swap contracts** | 268 824 113 | 249 510 574 |
| **Nominal value of currency swap contracts payable** | 101 614 873 | 80 992 893 |
| **Nominal value of currency swap contracts receivable** | 92 477 359 | 75 549 044 |
| **Nominal value of credit default swaps** | 136 355 | 97 843 |
| **Nominal value of put option granted to EIF minority shareholders** (Note C) | 363 433 | 319 045 |
| **Borrowings arranged but not yet signed** | 388 583 | 401 574 |
| **Swaps arranged but not yet signed** | 4 693 | 94 |
| **Securities lending** | 604 229 | 858 762 |
| **Futures contracts** | 415 175 | 419 307 |
| **FX forward** | 291 555 | 245 330 |
| **Nominal value of overnight indexed swaps** | 0 | 6 000 000 |

## PROFIT AND LOSS ACCOUNT FOR THE PERIOD ENDED 30TH JUNE 2008
### in EUR '000

| | | | 30.06.2008 (Unaudited) | | 30.06.2007 (Unaudited) | | 31.12.2007 |
|---|---|---|---|---|---|---|---|
| 1. | Interest and similar income | | 7 343 999 | | 6 726 170 | | 14 271 925 |
| 2. | Interest and similar charges | | - 6 327 171 | | - 5 816 152 | | - 12 400 153 |
| 3. | Income from securities with variable-yield | | 24 303 | | 21 443 | | 73 552 |
| | a) income from participating interests | 12 788 | | 11 980 | | 11 980 | |
| | b) income from shares and variable-yield securities | 11 515 | | 9 463 | | 61 572 | |
| 4. | Commission income | | 30 401 | | 24 397 | | 64 487 |
| 5. | Commission expense | | - 5 111 | | - 5 753 | | - 10 382 |
| 6. | Result on financial operations | | 18 300 | | 969 | | - 9 835 |
| 7. | Other operating income | | 16 014 | | 9 815 | | 27 616 |
| 8. | General administrative expense | | - 153 033 | | - 139 860 | | - 359 916 |
| | a) staff costs | - 119 689 | | - 107 965 | | - 279 255 | |
| | b) other administrative costs | - 33 344 | | - 31 895 | | - 80 661 | |
| 9. | Depreciation and amortization | | - 10 494 | | - 9 611 | | - 19 021 |
| | a) intangible assets | - 604 | | - 1 799 | | - 2 984 | |
| | b) tangible assets | - 9 890 | | - 7 812 | | - 16 037 | |
| 10. | Result on sale of loans and advances | | - 15 862 | | - 61 490 | | - 61 490 |
| 11. | Value adjustments on loans and advances | | 18 736 | | 61 490 | | 44 244 |
| 12. | Value adjustments on shares and other variable-yield securities and participative interests | | - 35 660 | | 32 767 | | 11 530 |
| 13. | Release from provision for guarantees issued | | 265 | | 292 | | 903 |
| **14.** | **Profit for the period / year** | | **904 687** | | **844 477** | | **1 633 460** |

## CASH FLOW STATEMENT AS AT 30 JUNE 2008

**in EUR '000**

| | | 30.06.2008 (Unaudited) | 30.06.2007 (Unaudited) |
|---|---|---|---|
| **A.** | **Cash flows from operating activities :** | | |
| | Profit for the half year | 904 687 | 844 477 |
| | Adjustments : | | |
| | Value adjustments on tangible and intangible assets | 10 494 | 9 611 |
| | Value adjustment on shares and other variable-yield securities and participating interests | 35 660 | - 32 767 |
| | Decrease/Increase in accruals and deferred income | - 443 974 | 397 953 |
| | Decrease/Increase in prepayments and accrued income | 519 320 | - 333 962 |
| | Investment portfolio amortisation | - 2 904 | - 6 511 |
| | Profit on operating activities : | **1 023 283** | **878 801** |
| | Net loans disbursements | - 17 652 542 | - 16 355 429 |
| | Repayments | 10 251 638 | 7 571 882 |
| | Effects of exchange rate changes on loans | 4 680 934 | 1 432 612 |
| | Increase/Decrease in treasury portfolios | - 81 548 | 1 015 548 |
| | Increase in venture capital operations | - 27 277 | - 62 789 |
| | Specific provisions on loans and advances | - 19 550 | - 61 603 |
| | Increase in shares and other variable-yield securities | - 8 711 | - 31 846 |
| | Decrease in other assets | 19 090 | - 20 370 |
| | **Net cash from operating activities** | **- 1 814 683** | **- 5 633 194** |
| **B.** | **Cash flows from investing activities :** | | |
| | Purchases/Sales of EIF shares | 0 | - 203 598 |
| | Securities matured during the period | 145 166 | 142 138 |
| | Increase in asset backed securities | - 364 472 | - 531 896 |
| | Purchase of property, furniture and equipment | - 31 477 | - 31 749 |
| | Purchase of intangible fixed assets | - 873 | - 502 |
| | **Net cash from investing activities** | **- 251 656** | **- 625 607** |
| **C.** | **Cash flows from financing activities :** | | |
| | Issue of borrowings | 40 291 873 | 26 738 094 |
| | Redemption of borrowings | - 19 614 876 | - 18 950 734 |
| | Effects of exchange rate changes on borrowings and swaps | - 5 507 573 | - 2 624 836 |
| | Paid in by Member States | 329 827 | 329 828 |
| | Decrease/Increase in commercial paper | - 4 941 569 | 2 159 786 |
| | Increase in amounts owed to credit institutions | 77 202 | 371 897 |
| | Increase in other liabilities | 134 773 | 134 855 |
| | **Net cash from financing activities** | **10 769 657** | **8 158 890** |
| | **Summary statement of cash flows** | | |
| | Cash and cash equivalents at 1st January | 17 965 695 | 18 166 313 |
| | Net cash from : | | |
| | (1) operating activities | - 1 814 683 | - 5 633 194 |
| | (2) investing activities | - 251 656 | - 625 607 |
| | (3) financing activities | 10 769 657 | 8 158 890 |
| | Cash and cash equivalents at 30th June | **26 669 013** | **20 066 402** |
| | **Cash analysis** (excluding investment and hedging portfolios) | | |
| | Cash in hand, balances with central banks and post office banks | 512 | 10 148 |
| | Bills maturing within three months of issue | 4 620 290 | 6 374 056 |
| | Loans and advances to credit institutions : | | |
| | -accounts repayable on demand | 246 538 | 247 068 |
| | -term deposit accounts | 21 801 673 | 13 435 130 |
| | | **26 669 013** | **20 066 402** |

## NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

### NOTE A Basis of Presentation

The accompanying unaudited condensed financial statements of the European Investment Bank (the "Bank") as at June 30, 2008 do not include all of the information and footnotes required for complete financial statements. These financial statements are prepared on an unconsolidated basis.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The profit for the six-month period ended June 30, 2008 is not necessarily indicative of the results that may be expected for the year ended December 31, 2008.

These unaudited condensed financial statements as at and for the periods ended June 30, 2008 and the financial statements as at and for the year ended December 31, 2007 were prepared in accordance with the general principles of the Directive of the Council of the European Communities of 8 December 1986 (as amended by the Directive of May 31, 2001) without making use of the option available to apply fair value accounting.

For further information, refer to the unconsolidated financial statements and footnotes thereto included in the Bank's annual report for the year ended December 31, 2007.

### NOTE B Summary Statement of Loans (in Eur '000)

| | Loans granted | | |
|---|---|---|---|
| Analysis of aggregate loans granted (before specific provisions) | to intermediary credit institutions | directly to final beneficiaries | Total |
| - Disbursed portion | 109,704,979 | 159,452,830 | 269,157,809 |
| - Undisbursed portion | 12,350,550 | 42,339,703 | 54,690,253 |
| Aggregate loans granted | 122,055,529 | 201,792,533 | 323,848,062 |

### NOTE C Participating Interests

**EIF capital increase**

This item for EUR 479,271,824 corresponds to the capital paid in by the Bank in respect of its subscription (EUR 1,822,000,000) to the capital of the European Investment Fund (EIF), with its registered office in Luxembourg.
As at 30 June 2008, the subscribed capital of the EIF has increased from EUR 2.77 billion to EUR 2.865 billion. The percentage holding of the Bank in the EIF has decreased from 65.78% at the end of December 2007 to 63.60% at the end of June 2008.
At the EIF Annual General Meeting of Shareholders held on the 7 May 2007, it was decided to issue 1000 new shares, identical to the 2000 existing ones (nominal value EUR 1 million each, paid in ratio of 20%) between the 30 June 2007 and 30th June 2010. Out of the 1000 new shares, 865 were subscribed as at the 30th of June 2008. The Bank has decided to subscribe 609 new shares on the 30 June 2007.
By the 30th June 2010, all shares not subscribed by the other shareholders will be subscribed by the Bank.

**Commitment to purchase the remaining EIF shares at a fixed price**

Under the terms of the Replacement Share Purchase Undertaking, the EIB is offering to buy the remaining subscribed shares from the EIF's other shareholders on the June 30, 2008 for a price of EUR 348,449.56 per share. The latter corresponds to the part of each share in the called capital of EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit brought forward and the profit of the year. Given that the dividend for the year will still be due to the other shareholders, the dividend decided will be deducted from the, thus obtained, price. The agreed formula is being applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised.

**NOTE D Debts evidenced by certificates**

[See following page for summary statement of debts evidenced by certificates]

## NOTE D - SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2008 (IN EUR' 000

| | BORROWINGS | | | | | CURRENCY SWAPS RECEIVABLE | | NET AMOUNT | |
|---|---|---|---|---|---|---|---|---|---|
| PAYABLE IN | OUTSTANDING AT 31.12.2007 | AVERAGE RATE | OUTSTANDING AT 30.06.2008 | AVERAGE RATE | DUE DATES | 31.12.2007 | 30.06.2008 | OUTSTANDING AT 31.12.2007 | OUTSTANDING AT 30.06.2008 |
| EUR | 106 548 588 | 4.04 | 105 648 325 | 3.96 | 2008/2057 | 1 667 912 - | 1 691 205 - | 104 880 676 | 103 957 120 |
| GBP | 59 387 205 | 5.21 | 61 248 744 | 5.17 | 2008/2054 | 18 302 492 - | 20 034 247 - | 41 084 713 | 41 214 497 |
| DKK | 536 315 | 2.86 | 536 344 | 2.86 | 2010/2026 | 0 | 0 | 536 315 | 536 344 |
| SEK | 1 851 401 | 4.24 | 1 975 122 | 4.27 | 2008/2028 | 636 175 - | 634 240 - | 1 215 226 | 1 340 882 |
| CZK | 952 562 | 5.09 | 1 042 991 | 5.02 | 2008/2030 | 159 606 - | 0 | 792 956 | 1 042 991 |
| HUF | 1 062 153 | 7.17 | 868 623 | 7.27 | 2008/2015 | 648 327 - | 426 878 - | 413 826 | 441 745 |
| PLN | 662 295 | 6.05 | 711 435 | 5.80 | 2008/2026 | 107 854 - | 115 649 - | 554 441 | 595 786 |
| BGN | 181 511 | 5.35 | 255 650 | 6.07 | 2009/2013 | 181 511 - | 255 650 - | 0 | 0 |
| MTL | 23 294 | 3.80 | 0 | 0.00 | | 23 294 - | 0 | 0 | 0 |
| SKK | 121 261 | 4.79 | 142 196 | 4.81 | 2012/2028 | 0 | 0 | 121 261 | 142 196 |
| RON | 83 155 | 7.00 | 82 384 | 7.00 | 2014/2014 | 83 155 - | 82 384 - | 0 | 0 |
| USD | 58 410 692 | 4.52 | 60 971 538 | 4.14 | 2008/2045 | 25 074 313 - | 33 293 358 - | 33 336 379 | 27 678 180 |
| CHF | 2 955 218 | 2.75 | 3 408 695 | 2.71 | 2009/2036 | 1 525 956 - | 2 058 421 - | 1 429 262 | 1 350 274 |
| JPY | 6 982 434 | 1.51 | 7 588 565 | 1.14 | 2008/2047 | 6 814 744 - | 7 456 385 - | 167 690 | 132 180 |
| NOK | 760 241 | 4.67 | 973 904 | 4.39 | 2008/2025 | 508 922 - | 786 615 - | 251 319 | 187 289 |
| CAD | 976 045 | 4.92 | 896 320 | 4.88 | 2008/2045 | 906 836 - | 824 184 - | 69 209 | 72 136 |
| AUD | 4 026 888 | 5.61 | 6 011 171 | 5.86 | 2009/2021 | 4 026 888 - | 6 011 171 - | 0 | 0 |
| HKD | 334 498 | 5.09 | 149 666 | 5.40 | 2008/2019 | 203 836 - | 149 666 - | 130 662 | 0 |
| NZD | 3 369 954 | 6.62 | 3 366 130 | 6.89 | 2008/2017 | 3 369 954 - | 3 366 130 - | 0 | 0 |
| ZAR | 1 167 340 | 8.53 | 1 236 221 | 8.67 | 2008/2018 | 726 625 - | 837 579 - | 440 715 | 398 642 |
| MXN | 61 772 | 8.63 | 91 260 | 8.84 | 2009/2015 | 61 772 - | 91 260 - | 0 | 0 |
| TWD | 255 830 | 0.33 | 190 297 | 1.42 | 2008/2013 | 255 830 - | 190 297 - | 0 | 0 |
| TRY | 2 659 580 | 14.14 | 2 690 782 | 14.22 | 2008/2022 | 2 659 580 - | 2 651 968 - | 0 | 38 814 |
| ISK | 739 935 | 8.38 | 518 259 | 8.46 | 2008/2011 | 739 935 - | 518 259 - | 0 | 0 |
| RUB | 111 154 | 6.50 | 142 093 | 6.60 | 2011/2017 | 111 154 - | 142 093 - | 0 | 0 |
| TOTAL | 254 221 321 | | 260 746 715 | | | 68 796 671 - | 81 617 639 - | 185 424 650 | 179 129 076 |

**The redemption of certain borrowings is indexed to stock exchange indexes (historical value : EUR 828 million as at 30.06.08 and EUR 600 million as at 31.12.07)**
**All such borrowings are hedged in full through swap operations.**